EXHIBIT 99.2

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PROXY

HNC SOFTWARE INC.

Special Meeting of Stockholders—                        , 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints John Mutch and Kenneth J. Saunders, or either of them, as proxies each with full power to appoint his substitute, and hereby authorizes them to represent and to vote all shares of stock of HNC Software Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card at the Special Meeting of Stockholders of HNC Software Inc. to be held on                        ,                         , 2002 at                         a.m. local time, at the Company's world-wide headquarters located at 5935 Cornerstone Court West, San Diego, California and at any adjournment or postponement thereof.

        WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR THE PROPOSAL AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SEE REVERSE SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SEE REVERSE SIDE

HNC SOFTWARE INC.
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398

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To approve the adoption of the merger agreement and the proposed merger with
Fair, Isaac and Company, Incorporated.

FOR ☐	AGAINST ☐	ABSTAIN ☐

The merger and the merger agreement are more fully described in the attached proxy statement. Only stockholders of record at the close of business on                        , 2002 are entitled to notice of and to vote at the meeting or any adjournment or postponement of the meeting.

Please sign exactly as your name(s) appear(s) on this Proxy. If shares of stock stand of record in the name of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares of stock are held of record by a corporation, this Proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date this Proxy.

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